                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Boyds Wheels, Inc. on Form S-8 of our report dated March 14, 1996, on our audits of the financial statements of Boyds Wheels, Inc. as of December 31, 1995 and for the years ended December 31, 1994 and 1995, which report is included in the Annual Report on Form 10-KSB.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.
Newport Beach, California
December 17, 1996








                                  Exhibit 23.1